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Re:  GECPF-1 Series I Tax-Exempt
     CUSIP 36158L-AF4
     Distribution Date 6/15/96


     (a) the Certificateholder's pro rata share of the Current Interest Amount and the Current Principal Amount to be distributed on such Distribution Date:
Interest  - $ 4,935.02
Principal - $50,514.29

     (b) the amount of the Certificateholder's distribution allocable to principal per $1,000 face amount; $3.823943

     (c) the amount of the Certificateholder's distribution allocable to interest per $1,000 face amount; $0.373582

     (d) the Certificateholder's Certificate Principal Balance, net of the amount to be distributed on the next Distribution Date allocable to principal, as of the immediately preceding Record Date; $1,236,408.47

     (e) the Aggregate Certificate Principal Balance, net of the amount to be distributed on the next Distribution Date allocable to principal, as of the immediately preceding Record Date; $1,236,852.27

     (f) the Pool Factor, net of the amount to be distributed on the next Distribution Date allocable to principal, as of the immediately preceding Record Date; 0.0935964

     (g) the Accrual Factor, net of the amount to be distributed on the next Distribution Date allocable to principal, as of the immediately preceding Record Date is; 0.0016216

     (h) the aggregate amount of Outstanding Advances as of the immediately preceding Record Date is: $1,130.16; and the change in such amount from the previous month is: ($0.00)

     (i) the Certificateholder's pro rata share of an Indemnity Amount to be distributed on the next Distribution Date: $0.00

     (j) the aggregate amount of servicing Fees received by the Servicer during the immediately preceding Collection Period is: $440.19

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[LOGO]


Re:  GECPF-1 Series I Tax-Exempt
     CUSIP 36158L-AF4
     Distribution Date 6/15/96


     (a) the Certificateholder's pro rata share of the Current Interest Amount and the Current Principal Amount to be distributed on such Distribution Date:
Interest  - $ 1.77
Principal - $18.13

     (b) the amount of the Certificateholder's distribution allocable to principal per $1,000 face amount; $3.823943

     (c) the amount of the Certificateholder's distribution allocable to interest per $1,000 face amount; $0.373582

     (d) the Certificateholder's Certificate Principal Balance, net of the amount to be distributed on the next Distribution Date allocable to principal, as of the immediately preceding Record Date; $443.80


     (e) the Aggregate Certificate Principal Balance, net of the amount to be distributed on the next Distribution Date allocable to principal, as of the immediately preceding Record Date; $1,236,852.27

     (f) the Pool Factor, net of the amount to be distributed on the next Distribution Date allocable to principal, as of the immediately preceding Record Date; 0.0935964

     (g) the Accrual Factor, net of the amount to be distributed on the next Distribution Date allocable to principal, as of the immediately preceding Record Date is; 0.0016216

     (h) the aggregate amount of Outstanding Advances as of the immediately preceding Record Date is: $1,130.16; and the change in such amount from the previous month is: ($0.00)

     (i) the Certificateholder's pro rata share of an Indemnity Amount to be distributed on the next Distribution Date: $0.00

     (j) the aggregate amount of servicing Fees received by the Servicer during the immediately preceding Collection Period is: $440.19